BRADLEY PHARMACEUTICALS, INC.
                         CONDENSED CONSOLIDATED
                        STATEMENTS OF OPERATIONS
                              (UNAUDITED)



                               Three Months Ended         Six Months Ended
                                    June 30,                  June 30,
                             ----------------------     --------------------
                               2000          1999         2000        1999
                             ----------------------     --------------------

Net sales                  $ 4,091,755  $ 4,287,462   $ 6,889,047 $ 9,415,932
Cost of sales                  976,402    1,345,770     1,854,367   2,654,997
                             ----------   ----------    ----------  ----------
                             3,115,353    2,941,692     5,034,680   6,760,935


Selling, general and
  administrative expenses    2,508,007    2,432,459     5,408,144   4,970,643
Depreciation and
  amortization                 237,445      316,044       482,077     639,050
Interest expense - net          54,491       47,346       111,938     122,074
Loss due to impairment of
  asset                          -            -         3,897,000       -
                             ----------   ----------    ----------  ----------
                             2,799,943    2,795,849     9,899,159   5,731,767
                             ----------   ----------    ----------  ----------

Income (loss) before
  income taxes                 315,410      145,843    (4,864,479)  1,029,168

Income tax expense
  (benefit)                    123,000       53,000      (377,000)    380,000
                             ----------   ----------    ----------  ---------

Net income (loss)          $   192,410   $   92,843   $(4,487,479) $  649,168
                             ==========   ==========    ==========  =========

Net income (loss)
  per common share
     Basic & Diluted       $      0.02   $     0.01   $     (0.57) $     0.08
                             ==========   ==========    ==========  =========


Weighted average number
  of common shares
     Basic                   7,910,000    7,970,000     7,900,000   8,050,000
                             ==========   ==========    ==========  ==========
     Diluted                 8,020,000    8,070,000     7,900,000   8,130,000
                             ==========   ==========    ==========  ==========




               See Notes to Condensed Consolidated Financial Statements

                                      4